EX-10.4

FOURTH AMENDMENT TO LOAN AGREEMENT

by and among

AMOROS MARITIME CORP.,

LANCASTER MARITIME CORP.

AND

CHATHAM MARITIME CORP.,

as Borrowers,

SHERWOOD SHIPPING CORP.

TBS INTERNATIONAL LIMITED

AND

TBS HOLDINGS LIMITED

as Guarantors,

TBS INTERNATIONAL PUBLIC LIMITED COMPANY

as Parent Guarantor

and

 AIG COMMERCIAL EQUIPMENT FINANCE, INC.,

as Lender

January 27, 2011

FOURTH AMENDMENT TO LOAN AGREEMENT

THIS FOURTH AMENDMENT TO LOAN AGREEMENT (this “Fourth Amendment”) is made and entered into this 27th day of January, 2011, by and among Amoros Maritime Corp., Lancaster Maritime Corp. and Chatham Maritime Corp., each a Marshall Islands corporation having a mailing address of P.O. Box HM 2522, Hamilton HMGX, Bermuda and a registered address of Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960 (the “Borrowers”; each, a “Borrower”), TBS International Limited, a Bermuda corporation whose tax domicile is in Ireland (“TBSIL Guarantor”), Sherwood Shipping Corp. (“Sherwood”), TBS Holdings Limited, a Bermuda company (“Bermuda Holdco”), TBS International public limited Company, an Irish public limited company (“Parent Guarantor”) and AIG Commercial Equipment Finance, Inc., a Delaware corporation (together with its successors and assigns, “Lender”). Unless specifically defined in this Fourth Amendment, capitalized terms not used in this Fourth Amendment shall have the meanings assigned in the Original Loan Agreement, as amended.

WHEREAS, Borrowers, TBSIL Guarantor and Lender are parties to that certain Loan Agreement dated February 29, 2008 (the “Original Loan Agreement,” as amended by the First Amendment, the Second Amendment, the Third Amendment, this Fourth Amendment and any future amendments, the “Loan Agreement”); and

WHEREAS, Borrowers delivered the Notes to evidence the Loan under the Loan Agreement, including that certain US$13,000,000 Promissory Note by Lancaster Maritime Corp., that certain US$9,000,000 Promissory Note by Amoros Maritime Corp., and that certain US$13,000,000.00 Promissory Note by Chatham Maritime Crop., each payable to the order of Lender and dated February 29, 2008 (the “Original Notes”); and

WHEREAS, the Original Loan Agreement was amended by that certain First Amendment to Loan Agreement dated as of March 27, 2009 (the “First Amendment”).  In connection with the First Amendment, each of the Original Notes was amended by an Addendum dated as of March 27, 2009 (collectively, the “Addenda”); and

WHEREAS, the Original Loan Agreement was further amended by that certain Second Amendment to Loan Agreement dated as of December 30, 2009 (the “Second Amendment”).  In connection with the Second Amendment, each of the Original Notes, as amended by the Addenda, was further amended by a Second Addendum dated as of December 30, 2009 (collectively, the “Second Addenda”); and

WHEREAS, the Original Loan Agreement was further amended by that certain Third Amendment to Loan Agreement dated as of April 22, 2010 (the “Third Amendment,” together with the First Amendment and the Second Amendment, the “Prior Amendments”); and

WHEREAS, the parties wish to further amend the Loan Agreement and Notes in various respects, including (i) a modification of the Interest Rate to change to a fixed rate of 10.00%, subject to increase following default, (ii) a change in the payment terms and maturity date of the Notes, and the addition of supplemental principal prepayments as herein provided, and (iii) a modification of the financial covenants under Section 6.10 the Loan Agreement, to (a) delete the minimum tangible net worth requirement and Fixed Charge Coverage Ratio, (b) to revise the liquidity covenant, (c) to revise the Consolidated Leverage Ratio, and (d) to revise the Consolidated Interest Coverage Ratio;  among other matters more fully addressed below.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt of which is hereby acknowledged, Borrowers and Lender hereby agree as follows:

1.  The following definitions in the Original Loan Agreement, as previously amended by one or more Prior Amendments, are amended and restated in their entirety as follows, effective as of the date of this Fourth Amendment:

“BofA Credit Agreement” means the Second Amended and Restated Credit Agreement by and among Parent Guarantor, various Subsidiaries and BofA as Administrative Agent, as the same may be amended, refinanced and replaced from time to time.

“Interest Rate” means, for each Loan, a rate equal to ten percent (10.00%) per annum.  The Interest Rate is subject to the default rate of interest now or hereafter set forth in each Note, which default rate shall be equal to the lesser of (i) the Interest Rate plus 2.0%, or (ii) the maximum rate of interest permitted by Applicable Law. At no time will the Interest Rate ever be less than ten percent (10.00%) per annum.

“Consolidated EBITDA” means, at any date of determination, an amount equal to Consolidated Net Income of Parent Guarantor and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, plus (a) the following to the extent deducted in calculating such Consolidated Net Income (and without duplication): (i) Consolidated Interest Charges, (ii) the provision for Federal, state, local and foreign income taxes payable, (iii) depreciation and amortization expense, (iv) net losses from the sales of vessels as permitted under this Agreement, (v) any noncash impairment charges incurred during any fiscal year of Parent Guarantor and its Subsidiaries in respect of any of Parent Guarantor’s or its Subsidiaries’ goodwill and vessels (in each case of or by Parent Guarantor and its Subsidiaries for such Measurement Period), (vi) any noncash compensation in the form of Equity Interests or other equity awards made to employees of Parent Guarantor and its Subsidiaries in any fiscal year of Holdings (as defined in the Existing Version of the BofA Credit Agreement) and its Subsidiaries in an aggregate amount not to exceed $10,000,000 in each such fiscal year, and (vii) any losses attributable to the GAT Joint Venture, the Jamaican

Mine Joint Venture, the LOG.STAR Joint Venture, the Panamerican Joint Venture, or the ST Logistics Joint Venture (as each such term is defined in the Existing Version of the BofA Credit Agreement), and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) all net gains from the sales of vessels as permitted under this Agreement and (ii) any income or gains attributable to the GAT Joint Venture, the Jamaican Mine Joint Venture, the LOG.STAR Joint Venture, the Panamerican Joint Venture, or the ST Logistics Joint Venture (in each case of or by Parent Guarantor and its Subsidiaries for such Measurement Period); provided that, to the extent characterized as interest on the income statements of Parent Guarantor and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 - Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate Swap Contract (as defined in the Existing Version of the BofA Credit Agreement) entered into by Parent Guarantor or any of its Subsidiaries, shall be excluded.

“Consolidated Interest Charges” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest but excluding capitalized interest on (x) Permitted New Vessel Construction Indebtedness and (y) PIK Interest (as defined in the Existing Version of the BofA Credit Agreement)) or in connection with the deferred purchase price of assets, in each case to the extent treated as interest in accordance with GAAP, (b) all interest paid or payable with respect to discontinued operations and (c) the portion of rent expense under Capitalized Leases that is treated as interest in accordance with GAAP, in each case, of or by Parent Guarantor and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period; provided that, to the extent characterized as interest on the income statements of Parent Guarantor and its Subsidiaries for such Measurement Period pursuant to FASB Interpretation No. 133 — Accounting for Derivative Instruments and Hedging Activities (June 1998), noncash adjustments in connection with any interest rate swap contract entered into by Parent Guarantor or any of its Subsidiaries, shall be excluded; provided further that, solely for purposes of calculating Consolidated Interest Charges pursuant to part (b) of the definition of Consolidated Interest Coverage Ratio, non-cash charges associated with the write-off of deferred financing charges and expenses, incurred in connection with the transactions contemplated by the TBS Shipping — Global Bank Restructuring Proposal referred to in Section 4.01 (a) (a) of the Existing Version of the BofA Credit Agreement, in an aggregate amount not to exceed $6,500,000 shall be excluded from the calculation of Consolidated Interest Charges.

The definition of “Qualified Cash” contained in the Original Loan Agreement is hereby amended to exclude, as part of the Qualified Cash, any cash or cash equivalent items also excluded from the definition of “Qualified Cash” contained in the Existing Version of the BofA Credit Agreement, such as, without limitation, cash in the Special

Account, cash required to be held against equity commitments on the new vessel construction program, and cash pledged to support letters of credit.

The following new definitions are added to the Loan Agreement:

“Excess Cash” means, at the applicable time of measurement, the aggregate amount of cash and Cash Equivalents (as defined in the Existing Version of the BofA Credit Agreement) of Holdings (as defined in the Existing Version of the BofA Credit Agreement) and its Subsidiaries (other than (x) cash in the Special Account, (y) any amounts reserved for equity portion of construction advances under the RBS Credit Facility (as defined in the Existing Version of the BofA Credit Agreement), and (z) any cash pledged to support letters of credit) at such time minus the sum of (i) Permitted Rollover Capital Expenditures (as defined in the Existing Version of the BofA Credit Agreement), (ii) insurance proceeds held for vessel repairs, (iii) an amount equal to the funds transferred from the Special Account in such period to effect a cure of minimum liquidity pursuant to Section 6.10 (b), but only to the extent such amount, at the applicable time of measurement, (A) is available to be re-deposited into the Special Account pursuant to Section 2.16(b)(ii) of the Existing Version of the BofA Credit Agreement and (B) has not been re-deposited to the Special Account, (iv) Net Cash Proceeds (as defined in the Existing Version of the BofA Credit Agreement) from any sale of encumbered assets outside of the ordinary course of business to the extent used or anticipated to be used within 30 days of such time of measurement to repay any Indebtedness (as defined in the Existing Version of the BofA Credit Agreement) that is secured by such assets, and (v) $30,000,000, plus (x) the amount of any increase in net working capital since December 31, 2010 (in the case of the measurement at December 31, 2011) or December 31, 2011 (in the case of each subsequent time of measurement) that exceeds $4,000,000, and minus (y) the amount of any decrease in net working capital since December 31, 2010 that exceeds $4,000,000.

“Existing Version of the BofA Credit Agreement” means the BofA Credit Agreement in effect on the date of the Fourth Amendment to Loan Agreement dated as of January           , 2011, without taking into account any subsequent amendments thereto or any waivers thereof unless expressly approved by Lender in writing.

“Special Account” means each ‘Special Account’ established under the Existing Version of the BofA Credit Agreement.

2.   Section 2.03 of the Original Loan Agreement, as previously amended by one or more Prior Amendments, is amended and restated in its entirety to read as follows:

“Section 2.03.  The Notes.  Each Loan and each Borrower’s obligation to repay its Loan shall be evidenced by and repayable with interest in accordance with the terms of such Borrower’s Note in the form attached to the Original Loan

Agreement (as defined in the Fourth Amendment to Loan Agreement dated as of January       , 2011) as Schedule 2.03, as amended by an addendum (the “First Addendum”) in the form attached to the First Amendment to Loan Agreement dated as of March 27, 2009, which Note and First Addendum have been further revised by a Second Addendum (the “Second Addendum”) in the form attached to the Second Amendment to Loan Agreement dated December 30, 2009 as Schedule 2.03A2, and further amended by a Third Addendum, in the form attached to the Fourth Amendment to Loan Agreement dated as of January      , 2011 as Schedule 2.03A3 (collectively, the “Third Addenda”).  Principal and interest payable under each Note shall be repaid in accordance with the repayment terms set forth in the Note, as amended by the applicable First Addendum and Second Addendum, as such Note, First Addendum and Second Addendum are further amended by the applicable Third Addendum.  Each Note provides for a default rate of interest.”

3.   A new section 2.08.1 is added to the Loan Agreement:

Section 2.08.1   Excess Cash Payments.    Beginning with the semi-annual period ending December 31, 2011, the Borrowers shall repay the Loans in an amount equal to 6.15% of Excess Cash, calculated semi-annually, (A) within 60 days after the end of each calendar year and (B) within 45 days after the end of each other semi-annual period (such payments, the “Excess Cash Payments”).  The Excess Cash Payments will be applied to each Note on a pari passu basis, based on the principal balance of each Note and the balance of all Notes on the date of the receipt of such payments. Excess Cash Payments shall be applied to the remaining principal installment payments of each Note in the inverse order of maturity.

4.     Section 5.01(e) is reassigned the new section number of 5.01(f), and the following new Section 5.01(e) is added to the Loan Agreement:

(e) as soon as available, but in any event no later than Wednesday of each week, (i) a rolling 13-week forecast of cash flows of Holdings (as defined in the Existing Version of the BofA Credit Agreement) and its Subsidiaries on a consolidated basis (the “Cash Flow Forecast”) which shall include (A) a rolling comparative analysis of the actual cash flow for the prior week against the forecast for such week, (B) an explanation for any significant variances between such results and the forecast and (C) a calculation of Qualified Cash evidencing compliance with the minimum cash liquidity covenant contained in Section 6.10(b), and (ii) evidence of the current available balance of the Special Account as of such date; in each case, which shall be in form and detail satisfactory to the Lender.

5.   Section 6.10 of the Original Loan Agreement, as previously amended by the Prior Amendments, is further amended and restated in its entirety to read as follows:

“Section 6.10   Financial Covenants.  Borrowers covenant and agree that for the term of this Agreement that Parent Guarantor and its consolidated Affiliates and Subsidiaries shall not violate, on a consolidated basis, the following financial covenants. If the operating leases for the vessels “Laguna Belle” and “Seminole Maiden” are converted to debt, such Indebtedness will be treated for all purposes of calculation of the following ratios as if such Indebtedness remained as an operating lease. Similarly, the same rule will apply in the event that changes in GAAP require treatment of other operating leases as debt:

(a)          Reserved.

(b)         Minimum Cash Liquidity.  Permit the aggregate daily closing balance of Qualified Cash of Holdings (as defined in the Existing Version of the BofA Credit Agreement) and their Subsidiaries to be less than $15,000,000 on average in any calendar week. Such balance shall be reported weekly in the Cash Flow Forecast, of which a minimum average balance of $5,125,000 in any such week must be deposited with Bank of America, N.A.  In the event Qualified Cash falls below $15,000,000 on average in any week, Holdings and the Borrowers may cure the resulting default by withdrawing an amount sufficient to eliminate such deficiency from the Special Account no later than two Business Days after the required delivery of the applicable Cash Flow Forecast; provided, however, that the applicable cure period shall be extended by two Business Days if an Additional Capital Infusion (as defined in the Existing Version of the BofA Credit Agreement) is required and in process to cure such minimum liquidity shortfall. From and after January 6, 2011, following the payment by Holdings (as defined in the Existing Version of the BofA Credit Agreement) or any of its Subsidiaries of any installment of closing, amendment or similar fees and expenses, including, without limitation, financing fees, commitment fees and professional and legal fees, to the Lenders (as defined in the Existing Version of the BofA Credit Agreement) or the lenders under any other Indebtedness permitted under the Existing Version of the BofA Credit Agreement in connection with the restructuring pursuant to which the Fourth Amendment to Loan Agreement dated as of January          , 2011 has been executed, the minimum amount of Qualified Cash required to be maintained hereunder shall be reduced by the amount of each such installment for the week in which such installment is paid and the three weeks immediately following such payment. If, on any measurement date after January 31, 2011, liquidity is $17,500,000 or less, Holdings (as defined in the Existing Version of the BofA Credit Agreement) will promptly conduct an update call to Lender to discuss liquidity issues.

(c)          Maximum Consolidated Leverage Ratio.  Permit the Consolidated Leverage Ratio as of the end of any fiscal quarter set forth below for the four consecutive fiscal quarter period then ending of Parent

Guarantor and its Subsidiaries to be greater than the ratio set forth below opposite such time period:

Four Consecutive Fiscal Quarters Ending:	Maximum Consolidated Leverage Ratio:
December 31, 2010 - December 31, 2011	4.00 to 1.00
March 31, 2012 – December 31, 2012	3.65 to 1.00
March 31, 2013 – June 30, 2013	3.20 to 1.00
September 30, 2013 - December 31, 2013	2.75 to 1.00
March 31, 2014 and thereafter	2.50 to 1.00

(d)         Reserved.

(e)          Minimum Consolidated Interest  Coverage Ratio.  Permit the Consolidated Interest Coverage Ratio as of the end of any fiscal quarter set forth below for the four consecutive fiscal quarter period then ending of Parent Guarantor and its Subsidiaries to be less than the ratio set forth below opposite such time period:

Four Consecutive Fiscal Quarters Ending:	Minimum Consolidated Interest Coverage Ratio:
December 31, 2010 - December 31, 2011	3.35 to 1.00
March 31, 2012 – December 31, 2012	3.70 to 1.00
March 31, 2013 – June 30, 2013	4.30 to 1.00
September 30, 2013 - December 31, 2013	4.75 to 1.00
March 31, 2014 and thereafter	5.20 to 1.00

6.             A new Section 5.13 is added to the Loan Agreement:

Section 5.13   Funding of Final Capital Infusion to Parent Guarantor. Borrowers shall cause the Final Capital Infusion (as defined in the Existing Version of the BofA Credit Agreement) to be funded to Parent Guarantor on or before the Equity Outside Date (as defined in the Existing Version of the BofA Credit Agreement).

7.     A new Section 6.11 is added to the Loan Agreement:

Section 6.11         Capital Expenditures. Each of the Loan Parties and each of the Borrowers (as defined in the Existing Version of the BofA Credit Agreement) shall not, nor shall they permit any Subsidiary to, directly or indirectly make or become legally obligated to make any Capital Expenditures (as defined in the Existing Version of the BofA Credit Agreement), except Capital Expenditures for completion of vessels constructed in connection with the RBS Credit Facility (as defined in the Existing Version of the BofA Credit Agreement) and Capital Expenditures in the ordinary course of business necessary to maintain the vessels of such Loan Party, such Borrower (as defined in the Existing Version of the BofA Credit Agreement) or such Subsidiary.  Nothing in this Section 6.11 shall impair in any way the provisions of Section 6.09 of this Agreement.

8.     The agreement of Lender to enter into this Fourth Amendment is subject to the condition precedent that Lender shall have received all of the following, in form and substance acceptable to Lender in its sole discretion:

(a)          executed Third Addenda to the Notes;

(b)         such amendments of the Ship Mortgages of the Vessels as may be required by Panamanian counsel to fully secure the Notes, and to reflect the modifications to the Notes and the Loan Agreement from the date of the original recordation of such mortgages (the “Mortgage Amendment(s)”);

(c)          opinions of counsel of Borrowers and Guarantors with respect to this Fourth Amendment, the Mortgage Amendment(s) and the Third Addenda to the Notes;

(d)         opinions of counsel in Panama with respect to the continuing first lien and priority of the Ship Mortgages on the Vessels;

(e)          signed copies of a certificate of an authorized officer of Borrowers and each Guarantor which shall certify the names of the officers of such entities authorized to execute and deliver this Fourth Amendment and the other Loan Documents to which such entities are a party, and other documents or certificates to be delivered pursuant to this Fourth Amendment or the related Security Documents, together with the true signatures of such officers;

(f)            copies of the appropriate resolutions and consents of Borrowers and each Guarantor approving this Fourth Amendment and related Loan Documents, certified by the Secretary (or other appropriate official) of such party as being a true and correct copy thereof;

(g)         such other documents, certifications and acknowledgments respecting the Loan Documents or the Security Documents as Lender shall reasonably request;

(h)         the continuing compliance by Borrowers and Guarantors of their obligations under the Loan Agreement as modified by the Prior Amendments and this Fourth Amendment;

(i)             evidence satisfactory to Lender that no Loan Party is in default under the Loan or any other indenture or loan or credit agreement or any other agreement, lease or instrument to which it is a party or by which it or its properties may be bound or affected; or, if such default exists, that it has been waived by the applicable creditor;

(j)             evidence satisfactory to Lender that all factual matters included in the conditions precedent to the effectiveness of the BofA Credit Agreement, including without limitation the capital infusions specified in Section 4.01 of the BofA Credit Agreement, have been satisfied to Lender’s reasonable satisfaction;

(k)          Lender’s receipt of all fees and costs of Lender in connection with this Fourth Amendment and the transactions contemplated hereby.

Lender’s waiver of any condition with respect to this Fourth Amendment for a particular Borrower shall not be deemed absent express written agreement to constitute a waiver of such condition as it may apply to any other Borrower.

9.     Borrowers agree to pay all costs and expenses in connection with the execution and recordation of this Fourth Amendment and all other Loan Documents executed in connection herewith.  In addition, Borrowers shall reimburse Lender for all costs incurred by Lender in connection with this Fourth Amendment and the transactions contemplated hereby, including without limitation, the costs of Lender’s counsel, and the costs of Panamanian and other foreign counsel. Nothing herein shall be deemed to waive or limit Borrowers’ obligation to reimburse and indemnify Lender as provided in Section 8.05 of the Original Loan Agreement.

10.   This Fourth Amendment may be executed separately by the Borrowers, Guarantors and Lender in any number of counterparts, each of which, when so executed and delivered, shall be deemed to be an original and all of which, taken together, shall constitute but one and the same instrument.

11.   THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FOURTH AMENDMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION THEREWITH SHALL UNLESS OTHERWISE PROVIDED THEREIN IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE

WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF.

12.   Borrowers, TBSIL Guarantor, Parent Guarantor, Sherwood and Bermuda Holdco, by executing this Fourth Amendment, to which they each consent, hereby confirm and acknowledge that the amounts owed by them under the Loan Agreement are free and clear of any deductions, offsets, counterclaims or other reductions.  Borrowers, TBSIL Guarantor, Parent Guarantor Sherwood and Bermuda Holdco further acknowledge that Lender has fully complied with all of its obligations under the Loan Agreement and the Loan Documents, and hereby waive, release and discharge Lender from and against any claim, right, demand or cause of action arising on or before the date of this Fourth Amendment out of any act or failure to act by Lender or any breach by Lender of any obligation under or in connection with the Loan Agreement or the Loan Documents, whether arising under theories of contract, tort, lender liability or otherwise.

13.   Lender agrees, subject to and upon the terms and conditions of this Fourth Amendment, to waive the Specified Events of Default (as defined in the Forbearance Agreement) and all rights and remedies of the Lender arising therefrom. For purposes of the preceding sentence “Forbearance Agreement” shall mean that certain Letter Agreement dated as of September 30, 2010, as amended as of November 12, 2010 and December 22, 2010 by and between Parent Guarantor and Lender.

14.   The language added at the end of Section 2.07 of the Loan Agreement pursuant to paragraph 5 of the Third Amendment is hereby deleted in its entirety.

{signature page follows}

BORROWERS:

AMOROS MARITIME CORP.

/s/ Christophil B. Costas
By:	Christophil B. Costas
Title:	Attorney in Fact

LANCASTER MARITIME CORP.

/s/ Christophil B. Costas
By:	Christophil B. Costas
Title:	Attorney in Fact

CHATHAM MARITIME CORP.

/s/ Christophil B. Costas
By:	Christophil B. Costas
Title:	Attorney in Fact

GUARANTORS:

TBSIL GUARANTOR:
TBS INTERNATIONAL LIMITED

/s/ Christophil B. Costas
By:	Christophil B. Costas
Title:	Attorney in Fact

[SIGNATURES CONTINUED ON NEXT PAGE]

BERMUDA HOLDCO:
TBS HOLDINGS LIMITED, a Bermuda company

/s/ Christophil B. Costas
By:	Christophil B. Costas
Title:	Attorney in Fact

SHERWOOD:
SHERWOOD SHIPPING CORP.

/s/ Christophil B. Costas
By:	Christophil B. Costas
Title:	Attorney in Fact

PARENT GUARANTOR:
PRESENT WHEN THE COMMON SEAL OF
TBS INTERNATIONAL PUBLIC LIMITED COMPANY,
an Irish public limited company, was affixed hereto

/s/ Christophil B. Costas
By:	Christophil B. Costas
Title:	Attorney in Fact

LENDER:
AIG COMMERCIAL EQUIPMENT FINANCE, INC.

By:	/s/ Joe Gensor
Name:	Joe Gensor
Title:	Vice President

SCHEDULE 2.03A3

Form of Third Addendum

THIRD ADDENDUM TO PROMISSORY NOTE

This Third Addendum to Promissory Note (this “Third Addendum”) is made as of January    , 2011 with respect to the Promissory Note dated February 29, 2008 by [] in the original stated principal amount of $[],000,000.00 (the “Original Note”), as previously amended by an Allonge dated as of February 29, 2008 (the “Allonge”), an Addendum to Promissory Note dated as of March 27, 2009 (the “First Addendum”) and a Second Addendum to Promissory Note dated as of December 30, 2009 (the “Second Addendum”) (the Original Note, as amended by the Allonge, the First Addendum, the Second Addendum and this Third Addendum, the “Note”) to the order of AIG COMMERCIAL EQUIPMENT FINANCE, INC.

The undersigned acknowledges that the principal balance of the Note, excluding any fees, charges, interest, or expenses for which the undersigned may be responsible in connection therewith, is $[].

The last two sentences of the first paragraph on Page 1 of the Note, as previously amended in the First Addendum and Second Addendum, are further amended and restated in their entirety to read as follows:

“From and after October 12, 2010 through and including January    , 2011, interest accrued on this Note at the Default Rate, which was twelve percent (12.00%) per annum. From and after January    , 2011, the Interest Rate on this Note (the “Interest Rate”) shall be ten percent (10.00%) per annum.  Payee shall have the right to prospectively increase the interest rate hereunder following an Event of Default to the Default Rate, as provided below.”

The second paragraph of the first page of the Note is amended and restated in its entirety to read as follows:

“The undersigned will make an interest only payment on April 1, 2011, in the amount of all accrued but unpaid interest under this Note on that date. Commencing on July 1, 2011, and on October 1, 2011 and January 1, 2012, the undersigned will make quarterly principal payments of $[].00 each together with accrued interest.  On April 1, 2012, July 1, 2012, October 1, 2012 and January 1, 2013, the undersigned will make quarterly principal payments of $[].00 each together with accrued interest.  On April 1, 2013, July 1, 2013, October 1, 2013, January 1, 2014 and April 1, 2014, the undersigned will make quarterly principal payments of $[].00 each together with accrued interest. A final payment of all remaining principal, interest and other amounts due hereunder and under the Loan Documents (as defined in the Loan Agreement) will be payable on July 1, 2014, the Maturity Date. Interest hereunder shall accrue on the unpaid balance of this Note from the date of this Note until paid in full, at the Interest Rate (subject to Payee’s right to prospectively increase the interest rate to the Default Rate following an Event of Default).  Interest shall be payable in arrears on the dates provided above, and upon prepayment in part of the unpaid principal balance of this Note (with respect to the amount so prepaid) and upon payment (including prepayment) in full of the unpaid principal balance of this Note.  All payments received by Payee shall be applied first to interest and then to principal.  In addition to the foregoing payments, the undersigned will also make all additional principal payments (the “Excess Cash Payments”) required under the Fourth Amendment to Loan Agreement dated of even date herewith, by and among the undersigned, its co-borrowers and guarantors and Payee.”

The third paragraph of the first page of the Note is amended and restated in its entirety to read as follows:

“All payments hereunder shall be made in lawful money of the United States and in immediately available funds.  If any installment of this Note is not paid within ten (10) days after its due date, the undersigned agrees to pay on demand, in addition to the amount of such installment, an amount equal to the lesser of (i) five percent (5%) of such installment or (ii) the maximum late charge permitted by Applicable Law.  In addition, following an Event of Default, Payee shall be entitled to increase the interest rate hereunder to the lesser of (a) the Interest Rate plus 2.0%, or (b) the maximum rate of interest permitted by Applicable Law (the “Default Rate”).”

The final paragraph of the first page of the Note, which is continued and completed on the second page of the Note, as previously amended, is further amended and restated in its entirety to read as follows:

“In addition to the required payments set forth above, the undersigned shall have the right to prepay this Note, in whole or in part, at any time following the first anniversary date of this Note on fifteen (15) days prior written notice to the Payee, provided, that the amount of the prepayment is at least $500,000.00 and the prepayment is made in multiples of $500,000.00, and further provided that on the date of such prepayment, the undersigned shall pay the principal amount of this Note being so prepaid (the “Prepayment Amount”), together with all interest, fees and other amounts payable on the amount so prepaid or in connection therewith to the date of such prepayment and, the Prepayment Fee set forth below. If the undersigned prepays this Note in full or in part, the undersigned shall pay, on the date of such prepayment, a fee (the “Prepayment Fee”) to the Payee in an amount equal to (a) 2% of the amount of the principal prepayment, if prepayment is made before May 15, 2011, or (b) 1% of the amount of the principal prepayment, if prepayment is made on or after May 15, 2011, provided that the Prepayment Fee shall be charged and paid only to the extent permitted by Applicable Law.  Any prepayment pursuant to this paragraph shall be applied to the installments hereof in the inverse order of maturity. In addition, at the time of any prepayment, the undersigned shall pay to Payee such amount as will compensate Payee for any loss, cost, expense, penalty, claim or liability incurred by Payee as a result of such prepayment which requires the Payee to prematurely break any related swap, interest rate hedge or other derivative arrangement. The Payee shall have no obligation to purchase or enter into any swap or other derivative arrangement in connection with funding or maintaining the loan evidenced by this Note. The limitations on the amount of prepayment, and the assessment of a Prepayment Fee, shall not apply to Excess Cash Payments due under the Loan Agreement.”

The sixth paragraph of the Note, as previously amended, is further amended and restated in its entirety to read as follows:

“Upon the maturity of this Note or the acceleration of the maturity of this Note in accordance with the terms of the Agreement, the entire unpaid principal amount on this Note, together with all interest, fees and other amounts payable hereon or in connection herewith, shall be immediately due and payable without further notice or demand, with interest on all such amounts at the Default Rate, from the date of such maturity or acceleration, as the case may be, until all such amounts have been paid in full.”

[ ]

By:
Name:
	Title:	Attorney in Fact
ACCEPTED BY LENDER:
AIG COMMERCIAL EQUIPMENT FINANCE, INC.

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